As filed with the Securities and Exchange Commission on June 24, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	30-0943453
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

76 Treble Cove Rd.

Building 3

Billerica, MA 01862

(Address of principal executive offices)

2020 Omnibus Equity Incentive Plan

(Full title of the Plan(s))

Raymond Chang, Chief Executive Officer

Agrify Corporation

76 Treble Cove Rd.

Building 3

Billerica, MA 01862

(617) 896-5243

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Mitchell S. Nussbaum, Esq.

David J. Levine, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Tel: (212) 407-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act..

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	4,533,732	(3)	$10.30	$46,697,440	$5,095

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low sales prices of the registrant’s common stock reported on Nasdaq on June 21, 2021.

(3)	Shares of common stock reserved for issuance under the 2020 Omnibus Equity Incentive Plan (the “2020 Plan”) consists of (a) 1,580,474 shares of common stock reserved for issuance under the 2020 Plan and (b) 2,953,258 shares of common stock previously reserved but not issued or subject to outstanding awards under the registrant’s 2019 Stock Plan (the “2019 Plan”) that are now available for issuance under the 2020 Plan. In addition, any shares of common stock that (i) are subject to awards under the 2019 Plan that cease to be subject to such awards by forfeiture or otherwise, (ii) were or are issued under the 2019 Plan pursuant to the exercise of stock options that are forfeited, (iii) were or are issued under the 2019 Plan that are repurchased at the original issue price, and (iv) are subject to stock options or other awards under the 2019 Plan that are used to pay the exercise price of a stock option or withheld to satisfy tax withholding obligations, will be available for future grant and issuance under the 2020 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The rules of the Commission allow us to incorporate by reference into this Registration Statement the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. This Registration Statement incorporates by reference the documents listed below (other than portions of these documents that are deemed furnished under applicable Commission rules rather than filed and exhibits furnished in connection with such items):

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on April 2, 2021;

(b)	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (a) above, except for any information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K, which is not deemed to be filed and not incorporated by reference herein; and

(c)	The description of our Common Stock contained Exhibit 4.5 filed with the Annual Report referred to in (a) above, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and other documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”) and our articles of incorporation and bylaws.

Under the NRS, officer and director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. The NRS provides that an officer or director will not be liable for acts or omissions unless it is proven that the officer’s or director’s acts or omissions constitute a breach of fiduciary duties and such breach involved intentional misconduct, fraud, or a knowing violation of law. Our articles of incorporation provide that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the director’s liability shall not be eliminated or limited for (i) breach of any duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived an improper personal benefit, or (iv) an act or omission occurring before the person was a director of the Company.

Our articles of incorporation and bylaws provide that we will indemnify our directors, officers, employees, and agents to the fullest extent permitted by the NRS. Our bylaws also provide that we may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

The NRS permits us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or on behalf of the Company, by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or is or was servicing at the request of the Company as a director, officer, employee, or agent of another entity, against expenses, including attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit, or proceeding if such person has exercised his powers in good faith and with a view to the interests of the Company; or acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

Indemnification under the NRS may not be made for any claim, issue, or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The NRS also provides that to the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding for which the Company is permitted to provide indemnification, or in defense of any claim, issue, or matter therein, the Company is required to indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Our bylaws and the NRS require the Company to advance expenses of an officer or director as incurred in defending a civil or criminal action, suit, or proceeding upon receipt of an undertaking from the officer or director to repay the amounts advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to such indemnification.

We have also entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Document

4.1	Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2021)

4.2	Third Amended and Restated Certificate of Designations of the Series A Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2021)

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 26, 2021)

4.4	2020 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)

5.1	Opinion of Sherman & Howard L.L.C.

23.1	Consent of Marcum LLP, independent registered public accounting firm

23.2	Consent of Sherman & Howard L.L.C. (contained in Exhibit 5.1)

24.1	Power of Attorney (see Signature Page)

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Massachussetts, on June 24, 2021.

AGRIFY CORPORATION

By:	/s/ Raymond Chang
Raymond Chang
Chief Executive Officer (principal executive officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Raymond Chang and Niv Krikov, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Raymond Chang	Chief Executive Officer and	June 24, 2021
Raymond Chang	Director (principal executive officer)

/s/ Niv Krikov	Chief Financial Officer	June 24, 2021
Niv Krikov	(principal financial officer)

/s/ Thomas Massie	Director	June 24, 2021
Thomas Massie

/s/ Guichao Hua	Director	June 24, 2021
Guichao Hua

/s/ Krishnan Varier	Director	June 24, 2021
Krishnan Varier

/s/ Timothy Oakes	Director	June 24, 2021
Timothy Oakes

/s/ Timothy Mahoney	Director	June 24, 2021
Timothy Mahoney

/s/ Stuart Wilcox	Director	June 24, 2021
Stuart Wilcox

INDEX TO EXHIBITS

Exhibit Number	Document

4.1	Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2021)

4.2	Third Amended and Restated Certificate of Designations of the Series A Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2021)

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 26, 2021)

4.4	2020 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)

5.1	Opinion of Sherman & Howard L.L.C.

23.1	Consent of Marcum LLP, independent registered public accounting firm

23.2	Consent of Sherman & Howard L.L.C. (contained in Exhibit 5.1)

24.1	Power of Attorney (see Signature Page)